Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT, IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO

GAME DEVELOPMENT, DISTRIBUTION AND SERVICES AGREEMENT

This FIRST AMENDMENT TO GAME DEVELOPMENT, DISTRIBUTION AND SERVICES AGREEMENT (this “First Amendment”), executed on October 4, 2018, with an effective date of January 1, 2019 (the “First Amendment Effective Date”), is entered into by and between IGT, a Nevada corporation (“Licensor”), and DoubleU Diamond LLC, a Delaware limited liability company (“Licensee”). Each of Licensor and Licensee are sometimes referred to herein as a “Party” and, collectively, as the “Parties.” All capitalized terms used and not defined in this First Amendment shall have the same meanings ascribed to them in the Agreement (defined below).

WHEREAS, the Parties have previously entered into that certain Game Development, Distribution and Services Agreement, dated May 31, 2017, as supplemented by that certain Letter Agreement re Unencrypted Math, dated June 1, 2017 and that certain Letter Agreement, date October 26, 2017 (collectively, the “Agreement”), wherein Licensor granted Licensee an exclusive license to distribute the Licensed Games, and Licensor agreed to provide Managed Services and Porting in support of Licensee’s distribution of the Licensed Games;

WHEREAS, in connection with the Managed Services, Licensor is required to manage Licensor Server, and Licensee is required to contract directly with and pay the Third Party Vendors needed to host and manage the Licensor Server on Licensor’s behalf;

WHEREAS, Licensor is required to provide Porting services to Licensee for the Casino Games, Roadmap Games and Selected Games; and

WHEREAS, the Parties desire to amend the Agreement to: (i) modify the monthly date on which statements of sales of each Licensed Game for that month are due from Licensee to Licensor; (ii) terminate Licensor’s obligation to deliver any Roadmap Games; (iii) terminate Licensor’s obligation to Port any Casino Games or Selected Games except to the extent of delivery games assets, including encrypted math models’ (iv) clarify certain understandings in Section 4 of the Agreement; and (v) modify other provisions of the Agreement in furtherance of the foregoing.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the Parties hereby agree as follows:

1. Amendments to Section 4(c).

a.

Section 4(c)(i) of the Agreement is hereby amended by deleting the following clause: “; provided that if Licensor has not delivered to Licensee [*****] Roadmap Games in any such one year period and such failure to deliver is not caused by an act or omission of Licensee, then such Exclusive Year shall be extended until the date that the [*****] Roadmap Game for such Exclusive Year is delivered to Licensee”. For the avoidance of doubt, prior to the First Amendment Effective Date, Licensor shall continue to be obligated to deliver to Licensee [*****] Roadmap Games per each one year period (prorated if a portion of a one year period) up to the First Amendment Effective Date.

b.	Section 4(c) is hereby amended to include the following subsection (vii):

(vii) Notwithstanding anything to the contrary in the Agreement, Licensee acknowledges and agrees that it has received and reviewed copies of: [*********] collectively, the “[****]”). Licensee acknowledges and agrees that the exclusive licenses granted by Licensee in Section 4(c) is and has been limited by the terms of the H5G, AGI, and KSG Third Party Agreements.

2. Amendment to Section 5(b). As of the First Amendment Effective Date, Licensee shall no longer be obligated to pay the Managed Service Fees pursuant to Section 5(b) of the Agreement; provided that, all Managed Service Fees owed to Licensor prior to the First Amendment Effective Date shall be paid in full.

3. Amendments to Section 5(c).

a.	Section 5(c)(i) of the Agreement is hereby amended in its entirety as follows:

(i) From the Effective Date until the day before the First Amendment Effective Date, [**] on Net Sales of any Licensed Game that is not a Third Party Licensed Game (the “Initial IGT Game Royalty Rate”), and commencing on the First Amendment Effective Date, [**] on Net Sales of any Licensed Game that is not a Third Party Licensed Game; and

b.	Section 5(c) is hereby amended to include the following subsection (iii):

(iii) Commencing on the First Amendment Effective Date, Licensee shall be entitled to a minimum annual savings in royalty fees of [*****] that result from the reduction in the Initial IGT Game Royalty Rate (“Minimum Threshold Savings”). Within thirty (30) days after the end of each year beginning on the anniversary of the First Amendment Effective Date, the Parties shall calculate Licensee’s annual royalty fees savings to determine whether the Minimum Threshold Savings was met in the prior year (“Minimum Threshold Savings Calculation”). An example of the Minimum Threshold Savings Calculation is attached hereto as Exhibit A. If the Minimum Threshold Savings is not met in the

prior year, Licensee shall be paid the difference, if any, between the Minimum Threshold Savings and the actual savings (the “Annual Minimum Threshold Shortfall”). Such payment will be made within thirty (30) days after delivery of the Minimum Threshold Savings Calculation (and accompanying invoice) to IGT. In the event of a dispute regarding the Minimum Threshold Savings Calculation or the Annual Minimum Threshold Shortfall, the Parties shall utilize the issue escalation process set forth in the Governance Guide (defined below).

c.	Section 5(c) is hereby amended to include the following new subsection (iv):

(iv) For the third and fourth years following the First Amendment Effective Date (i.e., the period beginning on the third anniversary of the First Amendment Effective Date), Licensee will select new Licensed Games of Licensor maintaining at least: (A) [******] of Licensor’s Licensed Games that are not Third Party Games per year, or if fewer, then (B) a mix of at least [******] of Licensor’s Licensed Games that are not Third Party Licensed Games and at most [***] of Third Party Licensed Games (“Mixed Ratio Threshold”). If the Licensee does not maintain either (A) at least [******] of Licensor’s License Games or (b) the Mixed Ratio Threshold, then Licensor will reimburse Licensee for an Annual Minimum Threshold Shortfall, if any, only to the extent that such Annual Minimum Threshold Shortfall exceeds [*****] in total for the third and fourth years following the First Amendment Effective Date. For the avoidance of doubt, notwithstanding the provisions of Section 5(c)(iii), the Minimum Threshold Savings for the third and fourth years following the First Amendment Effective Date in the aggregate shall be [*****] even if neither (A) nor (B) above is not met. An example of the Mixed Ratio Threshold calculation is attached hereto as Exhibit A.

4. Amendment to Section 5(d). Section 5(d) of the Agreement is hereby amended by adding the following sentence:

“For purposes of determining the Minimum Guarantee for any period following the First Amendment Effective Date, it shall be assumed that the License Fees for Licensed Games that are not Third Party Licensed Games is the [*****] rate (as described in the First Amendment) for any comparative period, or portion thereof, that occurred prior to the First Amendment Effective Date.”

5. Amendment to Section 5(e). Section 5(e) of the Agreement is hereby amended by deleting the “thirtieth (30th)” and replacing it with the “tenth (10th)”.

6. Amendment to Porting and Roadmap Games Requirement. As of the First Amendment Effective Date, any and all of Licensor’s obligations will terminate with respect to (i) delivering any Roadmap Games, and (ii) Porting any Casino Game or any Selected Game other than the delivery of game assets, including: (a) game art (i.e. sprite sheets), (b) game audio and fonts, (c) encrypted math models and server data, and (d) source code for each Casino Game to Licensee so that it may create a Social Online Game version of a Casino Game for the purpose of making the Social Online Game version that closely represents the player experience of the underlying Casino Game available on Licensee’s Social Online Game environment (collectively, the “Game Assets for Porting”). Licensor will deliver to Licensee Game Assets for Porting within three (3) weeks after receipt of written notice from Licensee to Licensor with a request for such Game Assets for Porting. In the event that Licensee requests Licensor to perform Porting services beyond the delivery of game assets for a Casino Game, including but not limited to, the creation of a Social Online Game version of a Casino Game, such work shall be subject to the terms and conditions of a separate Statement of Work, mutually agreed upon by the Parties, in the form attached as Exhibit B to this First Amendment. In connection with the amendment to Licensor’s Porting and Roadmap Games obligations, the Agreement is hereby modified as of the First Amendment Effective Date as follows:

a.	Sections 3(a) and 3(h) of the Agreement are hereby deleted in their entirety;

b.	The last sentence of Section 3(e)(iv) is hereby deleted;

c.	Section 3(i)(ii) of the Agreement is hereby amended to state as follows:

“(ii) Meetings. During the Core Term, the Parties (including the relationship managers) will meet (in person or telephonically) on a quarterly basis to address key issues, including development of a “roadmap” for distribution of Casino Games as Social Online Games, the selection of and delivery schedule for the Selected Games, technical issues related to Managed Services, the technology licensed pursuant to this Agreement, marketing of Licensed Games, and overall performance of Licensed Games.”

d.	Section 3(i)(iii) of the Agreement is hereby amended to state as follows:

“(iii) Governance Guide. The Governance Guide, attached hereto and incorporated herein as Exhibit C shall govern the additional processes for managing the relationship between, and facilitating the continued alignment of, the Parties under the Agreement and any amendments thereto.”

e.	Section 5(a) of the Agreement is hereby deleted in its entirety;

f.	Section 5(g) of the Agreement is hereby deleted in its entirety; and

g.	Section 4 of Exhibit C of the Agreement is hereby deleted in its entirety.

7. Limited Effect. Except as amended by this First Amendment, no term o condition of the Agreement shall be modified and the same shall remain in full force and effect and are hereby ratified and confirmed by the Parties; provided, however, if any provision of this First Amendment is in conflict with, or inconsistent with, any provision in the Agreement, then the provisions contained in this First Amendment shall govern and control.

8. Successors and Assigns. This First Amendment shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the Parties hereto.

9. Severability. If any portion of this First Amendment as applied to either Party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this First Amendment and shall in no way effect the validity or enforceability of the remaining portions of this First Amendment or the Agreement.

10. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that signatures transmitted by facsimile or electronically shall be binding as if they were original signatures.

11. Entire Agreement. This First Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Licensor and Licensee have executed this First Amendment as of the First Amendment Effective Date.

IGT

By:	/s/ Enrido Drago
Enrido Drago, SVP Interactive, Sports Betting Licenses

DOUBLEUDIAMOND LLC

By:	/s/ Inkeuk Kim
Inkeuk Kim, President